UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 16, 2021

CALAVO GROWERS, INC.

(Exact Name of Registrant as Specified in Charter)

California	000-33385	33-0945304
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1141-A Cummings Road, Santa Paula, California 93060

(Address of Principal Executive Offices) (Zip Code)

(Former Name or Former Address, if Changed Since Last Report)

Registrant’s telephone number, including area code: (805) 525-1245

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CVGW	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2021, Kevin Manion gave notice of his resignation from his position as Chief Financial Officer of Calavo Growers, Inc. (“Calavo”). Mr. Manion will continue as an employee of Calavo through July 16, 2021, and will provide consulting services to Calavo from July 2021 to December 2021. Mr. Manion will be paid $50,000 per month for these consulting services. Also on June 16, 2021, Farha Aslam, a member of Calavo’s Board of Directors (the “Board”) and a designated audit committee financial expert serving on the Audit Committee of the Board, was appointed to serve as Chief Financial Officer on an interim basis. Ms. Aslam will continue as a member of the Board, but she will no longer serve on the Audit Committee, the Compensation Committee or the Sustainability and Corporate Responsibility Committee of the Board. Calavo has engaged an executive search firm to identify candidates for a permanent Chief Financial Officer. Ms. Aslam will be paid $26,000 per month for her services as interim Chief Financial Officer and will continue to earn compensation as a non-employee director as disclosed in Calavo’s proxy statement filed with the Securities and Exchange Commission on March 1, 2021.

Ms. Aslam, age 52, is Founder and Managing Partner at Crescent House Capital, an investment and strategic advisory firm that focuses on the agriculture, energy and food processing industries. Previously, from 2004 to 2018, she was a Managing Director at Stephens Inc. where she led the firm’s food and agribusiness equity research team and built a top-tier research franchise that spanned the grain, ethanol, protein, and packaged food sectors. Prior to Stephens, Aslam was a Vice President at Merrill Lynch and a Risk Management Advisor at UBS. Ms. Aslam serves on the Board of Directors of Pilgrim’s Pride Corporation (Nasdaq: PRC).

Item 8.01 Other Events

On June 16, 2021, Calavo reached a settlement agreement with the Ministry of Finance and Administration of the government of the State of Michoacan Mexico (the “MFM”) regarding a tax assessment made in April 2019 of approximately $2.2 billion Mexican pesos (approximately $108.4 million USD) made by the MFM related to taxes corresponding to fiscal 2011 (the “2011 Assessment”). In June 2019 Calavo filed an administrative appeal contesting the 2011 Assessment. See Calavo’s Form 10-Q for the quarter ended April 30, 2021 filed with the Securities and Exchange Commission on June 8, 2021 for more details on the 2011 Assessment. Under the terms of the settlement, Calavo agreed to pay approximately $58.6 million Mexican pesos (approximately $2.9 million USD) as a full and final settlement of all taxes, fines and penalties asserted by the MFM.

Item 9.01. Exhibits Index.

(d)	Exhibits
	10.1	Press Release dated June 17th, 2021.
	10.2	Separation Agreement dated June 16th, 2021.
	10.3	Independent Contractor Agreement dated June 17, 2021.
	104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calavo Growers, Inc.
June 22, 2021
	By:	/s/ James Gibson
James Gibson
Chief Executive Officer
(Principal Executive Officer)

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